Exhibit 10.34

FIRST AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

THIS FIRST AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (the “Amendment”) is made and effective as of this 11th day of May, 2006, by and between The Industrial Development Authority of Montgomery County, Virginia (“Landlord”), a public body corporate, having a principal place of business at 755 Roanoke Street, Suite 2 H, Christiansburg, Virginia 24073, and Luna Innovations Incorporated, (“Tenant”), a Virginia Corporation having a principal place of business at 10 South Jefferson Street, Suite 130, Roanoke, Virginia 24011.

WHEREAS, Landlord and Tenant entered into that certain Industrial Lease Agreement dated as of the 21st day of March, 2006 (the “Lease”), whereby the Landlord leased to Tenant that certain space 31,300 square feet located in the 109,000 sq. ft. Technology Manufacturing Building (the “Building”) situated in the Blacksburg Industrial Park, 3150 State Street, Blacksburg, VA 24060, such space being more particularly described in the Lease (the “Premises”);

WHEREAS, Landlord and Tenant desire to amend the Lease pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the rents, covenants and agreements herein set forth, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     The recitals set forth above are incorporated herein by reference and all capitalized terms not otherwise defined herein shall have the meanings as set forth in the Lease.

2.     The first sentence of Section 1.4 of the Lease is deleted in its entirety and replaced with the following:

The Landlord shall provide the Tenant with an Up-fit improvement allowance of an amount up to Seven Hundred Nineteen Thousand Five Hundred Dollars ($719,500) (the “Up-fit Allowance”).

3.     Section 3.1.1 of the Lease is hereby deleted in its entirety and replaced with the following:

“3.1.1 Payment.     Beginning on the Commencement Date and for each month thereafter until September 30, 2007, Tenant shall pay to Landlord base rent for the Premises (“Base Rent”) in advance, without demand or set-off, in the amount of Nineteen Thousand Five Hundred Sixty Two and 50/100 Dollars ($19,562.50), based on an annual rent of $7.50 per sq. ft., on or before the first day of each successive calendar month during the Term in lawful money of the United States of America, without prior notice or demand, at such place or places as may be designated in writing from time to time by Landlord. Beginning on October 1, 2007 for each of the next 59 calendar months thereafter, the Tenant shall pay to Landlord Base Rent for the Premises in advance, without demand or set-off, in the amount of Forty Thousand Four Hundred Twenty Nine and 16/100 Dollars ($40,429.16), based on an annual rent of $15.50 per sq. ft., on or before the first day of each successive calendar month during the Term in lawful money of the United States of America, without prior notice or demand, at such place or places as may be designated in writing from time to time by Landlord. In addition to the Base Rent for the Premises, Tenant shall pay to Landlord a Utilities Fee and a Common Area

Maintenance Fee for the Premises as indicated in Sections 4 and 8.1.1. The Tenant’s proportionate share of the real estate taxes on the Premises have been included in the Base Rent, and the payment of the real estate taxes for the Property and the Building, of which the Premises are a part, shall be the sole responsibility of Landlord.”

4.     Section 3.1.4 of the Lease is hereby deleted in its entirety and replaced with the following:

“3.1.4 Letter of Credit. In addition to the required deposit, the Tenant shall cause to be put in place within five (5) business days following written notice from Landlord that construction of the improvements shown on Exhibit C and Exhibit D is ready to commence and shall remain continuously in place until the end of the Term, unless otherwise provided herein or agreed by the Landlord, a letter of credit issued by a Bank in the area that is acceptable to the Landlord in the amount of Seven Hundred Nineteen Thousand Five Hundred ($719,500), against which the Landlord may draw upon the occurrence of an Event of Default, as defined in Section 13.1, by Tenant under this Lease (the “Letter of Credit”). Landlord agrees that the Letter of Credit may be issued and renewed on an annual basis; provided that in the event Tenant fails to provide Landlord with a renewal Letter of Credit within thirty (30) days prior to the termination of any then existing Letter of Credit, an Event of Default as defined in Section 13.1 shall be deemed to have occurred. The Letter of Credit shall be provided in a satisfactory form to the Landlord and be governed by the “Uniform Customs and Practices for Commercial Documentary Credits” promulgated by the XIII Congress of the International Chamber of Commerce (International Chamber of Commerce Brochure No. 500, 1993 revision) and the provisions of the Uniform Commercial Code-Letters of Credit—Title 8.5 of the Code of Virginia, 1950, as amended. The Landlord agrees that so long as the Tenant is in good standing with the Lease, the amount of the Letter of Credit shall automatically be reduced at each anniversary of the Commencement Date by the amount of One Hundred Nineteen Thousand Nine Hundred Sixteen and 67/100 Dollars ($119,916.67), provided the Letter of Credit shall automatically terminate at the end of the Term.”

5.     This Amendment may be executed in any number of identical counterparts and, as so executed, shall constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

6.     Except as specifically amended herein, the Lease shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

In Witness Whereof, Landlord and Tenant have executed this Amendment as of the 11th day of May, 2006.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF MONTGOMERY COUNTY, VIRGINIA		LUNA INNOVATIONS INCORPORATED

By:	/s/ MICHAEL B. MILLER	By:	/s/ SCOTT A. GRAEFF
	Name: Michael B. Miller		Name: Scott A. Graeff
	Title: Chairman		Title: CFO

COMMONWEALTH OF VIRGINIA, at large,

COUNTY OF MONTGOMERY, to-wit;

I, the undersigned, a notary public in and for the jurisdiction aforesaid, do hereby certify that Michael B. Miller, whose name as Chairman of the Industrial Development Authority of Montgomery County is signed to the foregoing Lease, has acknowledged the same before me in my jurisdiction aforesaid.

Given under my hand this 12th day of May, 2006.

My Commission expires: 02-28-07

            /s/ Brenda Rigney

Notary Public

COMMONWEALTH OF VIRGINIA, at large,

CITY OF ROANOKE, to-wit;

I, the undersigned, a notary public in and for the jurisdiction aforesaid, do hereby certify that Scott A. Graeff, whose name as CFO, of Luna Innovations Incorporated is signed to the foregoing Lease, has acknowledged the same before me in my Jurisdiction aforesaid.

Given under my hand this 14th day of May, 2006.

My commission expires: 9-30-06

            /s/ Leigh S. Holland

Notary Public

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